SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: October 15, 2004
                        (Date of earliest event reported)

                             NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)


   New York                    000-25831                 11-2208052
(State or other               (Commission               (IRS Employer
 jurisdiction of               File Number)              Identification
 incorporation)                                             Number)


4805 W. Independence Pkwy., Tampa, FL                        33634
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number including area code        (813) 286-8644


                                 Not applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

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Item 4.01    Changes in Registrant's Certifying Accountant

     (a) At a meeting held on October 15, 2004, the Board of Directors of the Company, at the recommendation of its Audit Committee, approved the engagement of Marcum & Kliegman, LLP as its independent auditors for the fiscal year ending June 30, 2005 to replace the firm of Ernst & Young LLP, who on October 14, 2004 informed the Company that they would not be responding to the Company's request for a proposal for fiscal 2005 audit services.

     The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 2003 and 2004, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

     However, shortly after its discussion with the audit committee with respect to the fiscal 2004 audit and prior to informing the Company it would not be submitting a proposal for fiscal 2005, Ernst & Young LLP informed the Company of a material weakness due to the lack of accounting resources and inadequate review and supervision of accounting related to the calculation of preferred stock beneficial conversion features and dividends in fiscal 2003 and during the various quarters in fiscal 2004.

     The Company has requested Ernst & Young LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements which the Company will file as an exhibit to this form upon its receipt.

     (b) The Company has not had any discussions nor received any written opinion or oral advice from Marcum & Kliegman, LLP, except as discussed below, during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the Company's financial statements. However, Marcum & Kliegman LLP did perform an audit on the Company's subsidiary, Norstan Network Services, Inc. ("Norstan"), as of and for the years ended April 30, 2002 and 2001. Norstan was acquired by the Company on July 9, 2002, and the audit report of Marcum & Kliegman LLP was included in Form 8-K/A filed by the Company on September 23, 2002.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NETWOLVES CORPORATION

                                        By: /s/ Walter M. Groteke
                                            Walter M. Groteke
                                            Chairman of the Board
Dated:   October  20, 2004